Exhibit 99.1

Contact:

MicroStrategy Incorporated

Investor Relations

ir@microstrategy.com

(703) 848-8600

MicroStrategy Announces

Fourth Quarter 2018 Financial Results

TYSONS CORNER, Va., January 29, 2019 - MicroStrategy® Incorporated (Nasdaq: MSTR), a leading worldwide provider of enterprise analytics and mobility software, today announced financial results for the three-month period ended December 31, 2018 (the fourth quarter of its 2018 fiscal year).

MicroStrategy adopted Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606) and its subsequent amendments (“ASU 2014-09”), effective January 1, 2018, and has adjusted its prior period consolidated financial statements to reflect full retrospective adoption.

Fourth quarter 2018 revenues were $131.9 million versus $136.4 million for the fourth quarter of 2017, a 3.3% decrease. Product licenses and subscription services revenues for the fourth quarter of 2018 were $38.3 million versus $39.1 million for the fourth quarter of 2017, a 2.0% decrease. Product support revenues for the fourth quarter of 2018 were $73.7 million versus $75.0 million for the fourth quarter of 2017, a 1.8% decrease. Other services revenues for the fourth quarter of 2018 were $20.0 million versus $22.3 million for the fourth quarter of 2017, a 10.5% decrease. Foreign currency effects had an unfavorable impact on revenues for the fourth quarter of 2018.

Operating expenses for the fourth quarter of 2018 were $108.2 million versus $94.5 million for the fourth quarter of 2017, a 14.5% increase, reflecting MicroStrategy’s previously announced strategy to seek to take greater advantage of the opportunities in the market by increasing its sales and marketing expenditures and increasing its research and development expenditures as it invests in its technology products and personnel.

Loss from operations for the fourth quarter of 2018 was $2.2 million versus income from operations of $17.1 million for the fourth quarter of 2017. Net income for the fourth quarter of 2018 was $3.3 million, or $0.30 per share on a diluted basis, as compared to net loss of $25.5 million, or $2.23 per share on a diluted basis, for the fourth quarter of 2017. The net loss in the fourth quarter of 2017 included an estimated one-time tax charge of $44.0 million resulting from the enactment of U.S. corporate tax reform legislation. Excluding the impact of this legislation, non-GAAP net income for the fourth quarter of 2017 was $18.5 million, or $1.62 per share on a diluted basis.

Additionally, non-GAAP income from operations, which excludes share-based compensation expense, was $1.3 million for the fourth quarter of 2018 versus $20.8 million for the fourth quarter of 2017. The tables at the end of this press release include a reconciliation of GAAP to non-GAAP financial measures for the three months ended December 31, 2018 and 2017. An explanation of non-GAAP financial measures is also included under the heading “Non-GAAP Financial Measures” below.

As of December 31, 2018, MicroStrategy had cash and cash equivalents and short-term investments of $576.1 million, as compared to $675.2 million as of December 31, 2017, a decrease of $99.1 million. As of December 31, 2018, MicroStrategy had 8.6 million shares of class A common stock and 2.0 million shares of class B common stock outstanding. During the fourth quarter of 2018, MicroStrategy repurchased an aggregate of 0.9 million shares of its class A common stock at an average price per share of $126.02 for an aggregate cost of $111.0 million.

MicroStrategy expects to report a material weakness in its internal control over financial reporting as of December 31, 2018 in its upcoming Annual Report on Form 10-K for the year ended December 31, 2018. The material weakness relates to general information technology controls in the areas of user access, program change-management and other matters impacting information technology systems that support MicroStrategy’s financial reporting processes. There have been no misstatements identified in the financial statements as a result of this material weakness and MicroStrategy expects to timely file its Form 10-K. Remediation of this material weakness is expected to be completed prior to the end of fiscal year 2019.

MicroStrategy uses its Intelligent Enterprise™ platform across the enterprise and has created an interactive dossier with quarterly financial performance data. Anyone can access the MSTR Financials dossier via a web browser, or by downloading the MicroStrategy Library™ app on an iOS or Android device. To download the native apps, visit MicroStrategy Library for iPad, MicroStrategy Library for iPhone, or MicroStrategy Library for Android tablet and smartphone.

Conference Call

MicroStrategy will be discussing its fourth quarter 2018 financial results on a conference call today beginning at approximately 5:00 p.m. EST. To access the conference call, dial (844) 824-7425 (domestically) or (716) 220-9429 (internationally) and use conference ID 1957548. A live and archived webcast will be available under the “Events” section on MicroStrategy’s investor relations website at http://ir.microstrategy.com/events.cfm. A replay of the conference call will be available beginning approximately two hours after the call concludes until February 5, 2019 at (855) 859-2056 (domestically) or (404) 537-3406 (internationally) using the passcode 1957548.

Recent Business Highlights

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MicroStrategy announced the general availability of MicroStrategy 2019™, the industry’s first and only enterprise platform for HyperIntelligence™, transformational mobility, and federated analytics. On January 7, 2019, Founder, Chairman of the Board, President & CEO Michael J. Saylor and other members of MicroStrategy’s management team rang the Nasdaq opening bell to celebrate the launch of MicroStrategy 2019. MicroStrategy 2019 delivers modern analytics on an enterprise platform that can be deployed on-premises or on multiple private and public cloud platforms. It is designed to make every enterprise a more Intelligent Enterprise by delivering:

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HyperIntelligence. This new category of analytics is designed to transform the way people interact with information and find answers by seamlessly delivering intelligence through zero-click experiences. With the HyperCard™ application, users with Google Chrome can hover over highlighted words on websites and other browser-based applications to instantly bring up relevant, contextual insights. With HyperIntelligence, users can also leverage APIs to design and deploy AI applications that deliver zero-click experiences via voice assistants, image recognition software, and GPS applications.

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Transformational mobility. This category of analytical applications is targeted at the increasingly mobile workforce and delivers more ways for organizations to quickly deploy mobile productivity apps for a variety of business functions and roles. Users can build apps using mobile dossiers, no code drag-and-drop, and customized development using XCode or JavaScript.

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Federated analytics. This mainstream category of analytics is targeted at analysts and data scientists, who enable long-term decision making. Whether it’s with dossiers, dashboards, or predictive models, or reporting for project performance, financial statements, or billing, MicroStrategy 2019 is designed to empower users with trusted analytics. Analysts who access data using Excel, Power BI, Qlik, or Tableau and data scientists who leverage RStudio or Jupyter Notebook can boost their productivity by using the MicroStrategy 2019 platform for trusted, scalable, federated analytics.

At the core of MicroStrategy 2019 is its Enterprise Semantic Graph™. This proprietary metadata foundation delivers a robust business glossary and index for a vast range of corporate information, making it a powerful method to consolidate disparate sources of data and deliver a single version of truth.

Learn more about MicroStrategy 2019 today. MicroStrategy customers on MicroStrategy 2019 platform can get started on HyperIntelligence by downloading the MicroStrategy HyperIntelligence extension at the Chrome Web Store. Customers can provision MicroStrategy 2019 in the cloud with the MicroStrategy for AWS and MicroStrategy for Azure provisioning consoles. A 30-day free trial is available for MicroStrategy 2019 on AWS and Microsoft Azure.

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MicroStrategy announced that its customer Corporación Hijos de Rivera S.L., producer of Estrella Galicia beer and other leading beverage brands, piloted a new voice-powered business analytics and artificial intelligence (AI) application with Amazon’s customizable virtual assistant, Alexa, to simplify decision-making for its employees. Hijos de Rivera’s Estrella Galicia business created a voice-activated AI application for its users to glean data from its MicroStrategy analytics platform. By implementing Alexa across the business, Estrella Galicia is driving adoption to more decision makers, who can turn to Alexa for a direct pathway to the data they need. Users can more easily discern opportunities to be explored and make data-driven decisions to accelerate productivity and drive out operational inefficiencies.

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MicroStrategy released the results of a Harvard Business Review Analytic Services (HBR-AS) study, “An Inflection Point for the Data-Driven Enterprise”, which polled 729 business leaders and personnel across various industries around the world. The HBR-AS study revealed concerning statistics for data-driven transformation, including that nearly one-third (32%) of respondents indicate that their organizations are still operating on static and backward-looking reporting. While 75% say it’s very important to deliver actionable intelligence to employees across the enterprise – the foundation for an Intelligent Enterprise – less than a quarter (24%) indicate their organizations are able to do so. Download An Inflection Point for the Data-Driven Enterprise today to learn more about these findings.

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MicroStrategy won a NetworkWorld Asia 2018 Readers’ Choice Product Excellence Award in the Data Analytics and Business Intelligence category. MicroStrategy secured the top spot for the only award related to analytics and business intelligence. Readers chose MicroStrategy as the top technology vendor out of 21 business intelligence providers.

MicroStrategy World™ 2019

MicroStrategy will host its 22nd annual enterprise analytics and mobility conference, MicroStrategy World 2019, from February 4 to February 6 at the Phoenix Convention Center in Phoenix, Arizona. Keynote presentations at MicroStrategy World 2019 will take place on Tuesday, February 5, from 9:00 a.m. to 11:00 a.m. (MST) and Wednesday, February 6, from 10:00 a.m. to 12:00 p.m. (MST). Anyone can register to watch the MicroStrategy World 2019 live stream. Join or follow the conversation on Twitter using the hashtag #analytics19.

Non-GAAP Financial Measures

MicroStrategy is providing supplemental financial measures for income from operations that excludes the impact of share-based compensation arrangements and for net income and diluted earnings per share that exclude the impact from the enactment of U.S. corporate tax reform legislation. These supplemental financial measures are not measurements of financial performance under generally accepted accounting principles in the United States (“GAAP”) and, as a result, these supplemental financial measures may not be comparable to similarly titled measures of other companies. Management uses these non-GAAP financial measures internally to help understand, manage, and evaluate business performance and to help make operating decisions. MicroStrategy believes that these non-GAAP financial measures are also useful to investors and analysts in comparing its performance across reporting periods on a consistent basis because in the case of the supplemental measure for income from operations, it excludes a significant non-cash expense that MicroStrategy believes is not reflective of its general business performance, and in the case of the supplemental measures for net income and diluted earnings per share, they exclude one-time tax adjustments related to the enactment of U.S. corporate tax reform legislation. In addition, accounting for share-based compensation arrangements requires significant management judgment and the resulting expense could vary significantly in comparison to other companies. Therefore, MicroStrategy believes the use of these non-GAAP financial measures can also facilitate comparison of MicroStrategy’s operating results to those of its competitors.

About MicroStrategy Incorporated

MicroStrategy (Nasdaq: MSTR) is a leading worldwide provider of enterprise analytics and mobility software. A pioneer in the BI and analytics space, MicroStrategy delivers a world-class software platform and expert services to enable each of our customers to become a more Intelligent Enterprise. To learn more, visit MicroStrategy online, and follow us on LinkedIn, Twitter and Facebook.

MicroStrategy, Intelligent Enterprise, MicroStrategy Library, MicroStrategy 2019, HyperIntelligence, HyperCard, Enterprise Semantic Graph, and MicroStrategy World are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute “forward-looking statements,” including estimates of future business prospects or financial results and statements containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the extent and timing of market acceptance of MicroStrategy’s new offerings, including MicroStrategy 2019; the Company’s ability to recognize revenue or deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company’s other products in the marketplace; fluctuations in tax benefits or provisions, including as a result of changes to U.S. federal tax laws; the timing of significant orders; delays in or the inability of the Company to develop or ship new products; competitive factors; general economic conditions, including economic uncertainty in the retail industry, in which the Company has a significant number of customers; currency fluctuations; and other risks detailed in the Company’s registration statements and periodic reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update these forward-looking statements for revisions or changes after the date of this press release.

MSTR-F

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
	(unaudited)	(as adjusted, unaudited)	(unaudited)	(as adjusted, unaudited)
Revenues
Product licenses	$31,200	$30,529	$88,057	$93,259
Subscription services	7,084	8,525	29,570	32,368

Total product licenses and subscription services	38,284	39,054	117,627	125,627
Product support	73,662	75,025	296,216	289,184
Other services	19,971	22,302	83,795	89,032

Total revenues	131,917	136,381	497,638	503,843

Cost of revenues
Product licenses	609	1,994	4,864	7,176
Subscription services	3,667	3,404	13,620	13,435

Total product licenses and subscription services	4,276	5,398	18,484	20,611
Product support	5,557	4,387	20,242	17,481
Other services	16,052	14,968	60,773	58,557

Total cost of revenues	25,885	24,753	99,499	96,649

Gross profit	106,032	111,628	398,139	407,194

Operating expenses
Sales and marketing	57,783	51,832	205,525	175,045
Research and development	28,028	21,419	102,499	78,766
General and administrative	22,378	21,240	86,134	80,161

Total operating expenses	108,189	94,491	394,158	333,972

(Loss) income from operations	(2,157)	17,137	3,981	73,222
Interest income, net	3,157	1,756	11,855	5,205
Other income (expense), net	981	(576)	4,646	(6,953)

Income before income taxes	1,981	18,317	20,482	71,474
(Benefit from) provision for income taxes	(1,320)	43,816	(2,019)	53,279

Net income (loss)	$3,301	$(25,499)	$22,501	$18,195

Basic earnings (loss) per share (1):	$0.30	$(2.23)	$1.98	$1.59

Weighted average shares outstanding used in computing basic earnings (loss) per share	11,129	11,447	11,375	11,444

Diluted earnings (loss) per share (1):	$0.30	$(2.23)	$1.97	$1.58

Weighted average shares outstanding used in computing diluted earnings (loss) per share	11,151	11,447	11,412	11,547

(1)	Basic and fully diluted earnings (loss) per share for class A and class B common stock are the same.

MICROSTRATEGY INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	December 31,	December 31,
	2018	2017
	(unaudited)	(as adjusted, unaudited)
Assets
Current assets
Cash and cash equivalents	$109,924	$420,244
Restricted cash	862	938
Short-term investments	466,186	254,927
Accounts receivable, net	171,359	165,364
Prepaid expenses and other current assets	30,068	19,180

Total current assets	778,399	860,653

Property and equipment, net	51,919	53,359
Capitalized software development costs, net	0	2,499
Deposits and other assets	8,134	7,411
Deferred tax assets, net	17,316	9,297

Total Assets	$855,768	$933,219

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$33,684	$30,711
Accrued compensation and employee benefits	48,045	41,498
Deferred revenue and advance payments	176,540	198,734

Total current liabilities	258,269	270,943

Deferred revenue and advance payments	6,469	6,400
Other long-term liabilities	61,262	50,146
Deferred tax liabilities	37	4

Total Liabilities	326,037	327,493

Stockholders’ Equity
Preferred stock undesignated, $0.001 par value; 5,000 shares authorized; no shares issued or outstanding	0	0
Class A common stock, $0.001 par value; 330,000 shares authorized; 15,837 shares issued and 8,552 shares outstanding, and 15,817 shares issued and 9,412 shares outstanding, respectively	16	16
Class B convertible common stock, $0.001 par value; 165,000 shares authorized; 2,035 shares issued and outstanding, and 2,035 shares issued and outstanding, respectively	2	2
Additional paid-in capital	576,957	559,918
Treasury stock, at cost; 7,285 shares and 6,405 shares, respectively	(586,161)	(475,184)
Accumulated other comprehensive loss	(10,217)	(5,659)
Retained earnings	549,134	526,633

Total Stockholders’ Equity	529,731	605,726

Total Liabilities and Stockholders’ Equity	$855,768	$933,219

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Twelve Months Ended
	December 31,
	2018	2017
	(unaudited)	(as adjusted, unaudited)
Operating activities:
Net income	$22,501	$18,195
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,701	15,532
Bad debt expense	1,912	2,269
Net realized loss on short-term investments	153	0
Deferred taxes	(8,274)	(3,605)
Share-based compensation expense	14,636	14,267
Changes in operating assets and liabilities:
Accounts receivable	(8,357)	15,348
Prepaid expenses and other current assets	(6,561)	(4,739)
Deposits and other assets	(1,201)	3,029
Accounts payable and accrued expenses	3,378	(9,093)
Accrued compensation and employee benefits	5,116	(6,209)
Deferred revenue and advance payments	(22,126)	(589)
Other long-term liabilities	5,749	33,917

Net cash provided by operating activities	10,627	78,322

Investing activities:
Proceeds from redemption of short-term investments	491,800	390,720
Purchases of property and equipment	(6,846)	(3,982)
Purchases of short-term investments	(694,018)	(456,468)

Net cash used in investing activities	(209,064)	(69,730)

Financing activities:
Proceeds from sale of class A common stock under exercise of employee stock options	2,471	1,677
Purchases of treasury stock	(110,977)	0
Payments on capital lease obligations and other financing arrangements	(9)	(21)

Net cash (used in) provided by financing activities	(108,515)	1,656

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(3,444)	8,222

Net (decrease) increase in cash, cash equivalents, and restricted cash	(310,396)	18,470
Cash, cash equivalents, and restricted cash, beginning of year	421,182	402,712

Cash, cash equivalents, and restricted cash, end of year	$110,786	$421,182

MICROSTRATEGY INCORPORATED

REVENUE AND COST OF REVENUE DETAIL

(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
	(unaudited)	(as adjusted, unaudited)	(unaudited)	(as adjusted, unaudited)
Revenues
Product licenses and subscription services:
Product licenses	$31,200	$30,529	$88,057	$93,259
Subscription services	7,084	8,525	29,570	32,368

Total product licenses and subscription services	38,284	39,054	117,627	125,627

Product support	73,662	75,025	296,216	289,184
Other services:
Consulting	17,611	20,336	74,609	79,818
Education	2,360	1,966	9,186	9,214

Total other services	19,971	22,302	83,795	89,032

Total revenues	131,917	136,381	497,638	503,843

Cost of revenues
Product licenses and subscription services:
Product licenses	609	1,994	4,864	7,176
Subscription services	3,667	3,404	13,620	13,435

Total product licenses and subscription services	4,276	5,398	18,484	20,611

Product support	5,557	4,387	20,242	17,481
Other services:
Consulting	13,746	13,439	53,605	52,018
Education	2,306	1,529	7,168	6,539

Total other services	16,052	14,968	60,773	58,557

Total cost of revenues	25,885	24,753	99,499	96,649

Gross profit	$106,032	$111,628	$398,139	$407,194

MICROSTRATEGY INCORPORATED

DEFERRED REVENUE DETAIL

(in thousands)

	December 31,	December 31,
	2018	2017
	(unaudited)	(as adjusted, unaudited)
Current:
Deferred product licenses revenue	$1,768	$3,760
Deferred subscription services revenue	13,508	17,324
Deferred product support revenue	152,501	168,185
Deferred other services revenue	8,763	9,465

Total current deferred revenue and advance payments	$176,540	$198,734

Non-current:
Deferred product licenses revenue	$542	$820
Deferred subscription services revenue	2,384	126
Deferred product support revenue	3,091	4,826
Deferred other services revenue	452	628

Total non-current deferred revenue and advance payments	$6,469	$6,400

Total current and non-current:
Deferred product licenses revenue	$2,310	$4,580
Deferred subscription services revenue	15,892	17,450
Deferred product support revenue	155,592	173,011
Deferred other services revenue	9,215	10,093

Total current and non-current deferred revenue and advance payments	$183,009	$205,134

MICROSTRATEGY INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of non-GAAP income from operations:
(Loss) income from operations	$(2,157)	$17,137	$3,981	$73,222
Share-based compensation expense	3,504	3,710	14,636	14,267

Non-GAAP income from operations	$1,347	$20,847	$18,617	$87,489

Reconciliation of non-GAAP net income:
Net income (loss)	$3,301	$(25,499)	$22,501	$18,195
Tax charges and adjustments related to U.S. tax reform	0	44,018	(3,106)	44,018

Non-GAAP net income	$3,301	$18,519	$19,395	$62,213

Reconciliation of non-GAAP diluted earnings per share:
Diluted earnings (loss) per share	$0.30	$(2.23)	$1.97	$1.58
Impact of tax charges and adjustments related to U.S. tax reform (per diluted share)	0.00	3.85	(0.27)	3.81

Non-GAAP diluted earnings per share	$0.30	$1.62	$1.70	$5.39

MICROSTRATEGY INCORPORATED

WORLDWIDE EMPLOYEE HEADCOUNT

	December 31,	September 30,	June 30,	March 31,	December 31,
	2018	2018	2018	2018	2017
Subscription services	56	55	54	57	53
Product support	202	194	184	182	172
Consulting	452	458	443	441	441
Education	47	44	39	42	41
Sales and marketing	707	699	687	667	652
Research and development	716	688	651	604	559
General and administrative	348	326	322	313	298

Total headcount	2,528	2,464	2,380	2,306	2,216